Exhibit 10.35

BKR Lew & Barr Ltd.
Certified Public Accountants
Hong Kong




July 20, 2003

Board of Directors
Intervest Group, Ltd.
3657 Page Avenue
Michigan Center, Michigan 49201

Item: Opinion Letter

To Whom It May Concern,

Our firm has reviewed and inspected all of Intervest Group, Ltd. Chinese joint ventures to complete your audit.

We are informed of the desired business of the Company. We understand the Company will stay in the communications sector and will also grow out to invite other companies to come in and then when the correct amount of time has passed put the new companies into the American or Hong Kong public stock market.

Our firm is of the opinion that the Company is proceeding to the total set and that great progress has been made firm the beginning and we see nothing that should change this progress.

The Company will be very successful if the goal remains in sight and the business method stays the same.



Best Regards,


/s/

V. Robert Lew

BKR

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

July 20, 2003

C/O Michael Tai
Board of Directors
John A. Jones, President
Intervest Group, Ltd.
3657 Page Avenue
Michigan Center, Michigan 49254

Subject: Audit/Notes

Gentlemen,

     Our company, BKR Lew & Barr Ltd., as well as Philip Lee & Company and the law firm of Stikeman Elliot were retained by SAR Capital Limited to produce a financial audit on your request.

     The exchange rate used is $1.00 U.S.D. equals 8.2 RMB We have used a straight line approach to the audit. We have had colleagues at each of the different officeOs concerned:

Integrated Information (China) International, Ltd.
No. 44, Wenyi Road, Shenbe District
Shenyang City, Liaoning Province, China
34 satellite offices
90% owner

Nanyang (Shantou) Electric Cable Co.
Zhujin Industrial Area
Taishan Road, Shantou S.E.Z. 515041
40% owner

HuaLain Communication Co., Ltd
No. 68 Wai Lu
Dung Guan, Guangdon, PRC
40% owner
Washitong Communications Co.
No. 32 Gongye Yi Lu
Guangzhou, Guandont PRC
40% owner

BKR

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

Page Two
Intervest Group, Ltd.
Audit

     All the relevant offices have been seen and all records, bank papers and legal documents have been reviewed.

Note 1 Company
     Intervest Group, Ltd., (the Company) was started in 1997 as Sino-Maye Group, Ltd. In July 1998, the name was changed to Jun Jones Group and the name was changed once more in September 1998 to Integrated Information International, Group Co., Ltd., (Integrated). In October 1999 a reverse merger with AWA-America West Resources, Inc. occurred with Integrated as the survivor. In June 2001 changed the name once more to Intervest Group, Ltd.

     The Company now has 4 Chinese joint ventures. Integrated Information (China), that the Company has a 90% equity stake. Nanyang (Shantou) Electric Cable that is a 40% Company owned joint venture as is HuaLian Communications and Wanshitong, respectively.

Note 2   Significant Accounting Policies
                  Principal Business Activity
The Company principal business activity is investment and participation in joint venture contracts doing business in the Peoples Republic of China.

                  Preparation of Financial Statement
                  The accompanying financial statements are in conformity with generally accepted accounting principals that directly affect the reported assets, liabilities and cash flow.

                  Cash Flow
                  For the purpose of Statement of Cash Flow, ash equivalents include cash only.

                  Adjustments
                  Main factors in adjustments include, but are not restricted to, employee housing & welfare and other business liabilities. The CompanyOs share of net earnings from the joint ventures is recorded as an increase in the investment, net losses are recorded as a reduction in the investment. Cash distribution from the joint ventures is recorded as a reduction in the investment in the joint venture.

                  Earnings per share
                  Primary earnings per share amounts are computed based upon the weighted average number of shares actually issued and outstanding. The number of shares used in the computation was 59,486,958 for the six months ended 30 June 2003, as 35,915,852 for years ended 31 December 2002 and 2001 respectively.



Page Three
Intervest Group, Ltd.,
Audit

         Investment in Joint Ventures
                  The Investment in joint ventures was acquired by exchanging the Company's common capital stock for the interest in each of the joint ventures. The exchange of the Company's common capital stock for this interest was valued and at the fair value of the interest acquired. The Company's Board of Directors set the fair value of the interest received int he exchange.

                  Revenue Recognition
                  Revenues are recognized as earnings reported from the joint ventures

                  Note 3
                  Capital Common Stock
                  The Company has acquired the joint venture interest in exchange for its capital common stock. In valuating each transaction the value set for the common stock was based on the fair value of the interest received as determined by the Company's Board of Directors. Also, the Company, at its own choosing, will issue common stock for services provided. Where common stock is issued for services rendered, the transaction is valued at the fair value for the services provided.

                  Note 4
                  Income Taxes
                  The Company follows Statement of Financial Accounting Standards No. 109, OAccounting for Income Taxes, which requires an asset and liability approach for accounting for income taxes. Deferred income taxes arise from temporary differences between finance there is no provision for deferred income tax and tax basis of certain assets and liabilities. Presently there are not significant differences between financial and tax basis assets and liabilities and consequently.


Submitted by:

/s/

V. Robert Lew BKR Lew & Barr Ltd.
Certified Public Accountants

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

                              INTERVEST GROUP, LTD.
                              Statement of Changes
                             In ShareholderOs Equity
                        For the Years Ended December 31st
                                   2002, 2001
                              and Six Months Ended
                                  30 June 2003



                           Common           Capital Stock     Paid in      Earnings          Total
                           Shares           Amount            Capital       (Loss)           Equity

Balance
December 31, 1999         29,988,500        $29,988          $9,977,500    $127,960      $10,135,445

Stock issued for
interest in joint
venturesO                  1,927,352          1,928           9,634,832          0-        9,636,760
Stock issued
for services               1,000,000          1,000                  0-          0-            1,000
Current Year
net income                                       0-                  0-    $494,438          494,438

Balance
Dec. 31, 2000             32,915,852        $32,916         $19,612,332    $622,398      $20,267,646

Shares issued
for services               3,000,000          3,000                  0-          0-            3,000
Current year
net income                        0-             0-                  0-  $4,605,041       $4,605,041
Balance
Dec. 31, 2001             35,915,852        $35,916         $19,612,332  $5,227,439      $24,875,687

Current year
net income                        0-             0-                  0-     972,679          972,679
Balance
Dec. 31, 2002             35,915,852        $35,916         $19,612,332  $6,190,118      $25,838,366

Current year
net income                23,571,106        $59,487         $18,422,383  $7,036,844      $25,518,714
Balance
30th June, 2003           59,486,958        $95,403         $38,034,715 $13,226,962      $51,357,080


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

                              INTERVEST GROUP, LTD.
                             Statement of Operations
                        For the Years Ended December 31st
                                   2002, 2001
                              and Six Months Ended
                                  30 June 2003



                                    Six Months Ended
                                    30 June                                        December 31st
Income                     2003                               2002                               2001

Income from
Joint ventures                    $10,947,973.84              $18,882,429.05             $6,547,976.78


Expenses

Professional Services               33,783.78                      17,688                    32,610
Filing FeeOs (U.S.)                 156                                                         156
Filing FeeOs China                  17,958                         35,916                    35,916
                                    -----------               -------------             ------------------
                                    $51,897.78                    $53,760.00               $68,682.00


Income before
Income tax                          $10,947,973.84            $18,828,669.05            $6,479,294.78

Provision for
Income tax                          $3,911,129.50             $3,586,478.57             $2,865,770.86

Net Income                          $7,036,844.34             $15,242,190.48            $3,613,523.92

Earnings per share                  0.118                              0.372                     0.121



                              INTERVEST GROUP, LTD.
                                 Balance Sheets
                        For the Years Ended December 31st
                                   2002, 2001
                              and Six Months Ended
                                  30 June 2003


                                    Year Ended
                                    30 June                            December 31st
                                    2003                               2002                      2001

ASSETS

Investments                         $61,544,264               $58,355,561       $52,459,280
Other Assets                         0-                       0-                 0-
                                    ----------                ---------         ----------
Total Assets                        $61,544,264               $58,355,561       $52,459,280

Liabilities and Shareholders Equity

Current Liabilities                 $34,805,488               $33,000,048       $27,554,798
Accounts Payable                    0-                            197,161          0-
Provision for
Income tax                          $3,911,130                $3,586,479         $2,865,771
                                    ----------                ---------         ---------
                                    $38,716,617               $36,783,688       $30,420,568

Shareholder's Equity
Common capital stock, 175,000,000 shares Authorized; at December 31, 2000 32,915, 852 shares were issued and outstanding, at December
31, 2001 35,915,852 and the same at December 31, 2002. At 30 June 2003
59,486,958 common shares were issued and outstanding. Preferred capital stock
25,000,000 shares authorized with none issued or outstanding.

Capital reserve                        59,486                      35,916            35,916
Paid in capital                    18,422,383                  16,800,986        14,404,352
Retained Earnings                   4,345,777                   4,734,972         7,598,444
                                    ---------                 ---------         ---------
                                    $22,827,647               $21,571,874       $22,038,712



Total Liabilities and
Shareholders equity                 $61,544,264               $58,355,561       $52,459,280


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

                              INTERVEST GROUP, LTD.
                             Statement of Cash Flows
                        For the Years Ended December 31st
                                   2002, 2001
                              and Six Months Ended
                                  30 June 2003

                                    Six Months Ended
                                         30 June                                December 31st
                                         2003                                2002                      2001


Funds provided by operations:
Net Income                                  $7,036,844               $15,242,190        $3,613,524


Adjustment

Increase (Decrease) in
Payables                                   $34,805,488               $33,000,048       $27,554,798
                                            ----------                -----------      -----------
                                           $41,842,332                $48,242,238      $31,168,321

(Increase) Decrease
in Investment                             $(41,242,238)              $(48,242,238)    $(31,168,321)

Cash Flows from Investing
Stock issued for interest
in Joint Ventures                                  0-                           0-              0-
Stock issued in exchange
for services                                23,571,133                          0-           3,000
                                            -----------                ------------     ------------
                                            23,571,133                          0-           3,000

Cash
Beginning of Period                           $437,073                   $492,881         $272,045
Change in Period                               $25,970                   $204,741          $29,999
                                            ------------               ------------     -------------
End of Period                                 $463,043                   $697,622         $302,045


Taxes paid in Period                        $3,911,130                 $3,586,479       $2,856,771

Interest paid in Period                             0-                       0-                 0-


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